Exhibit 28(d)(24)

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SUB-ADVISORY AGREEMENT

This Sub-Advisory Agreement (this “Agreement”) is dated December 10, 2018 by and between PEAR TREE ADVISORS, INC., a Delaware corporation (the “Manager”), and PNC CAPITAL ADVISORS, LLC, a Delaware limited liability company (the “Sub-Adviser”).

WHEREAS, the Manager has been retained by Pear Tree Funds (the “Trust”), a Massachusetts business trust registered as a management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), to provide investment advisory, management, and administrative services to the Trust with respect to certain series of the Trust; and

WHEREAS, the Manager wishes to engage the Sub-Adviser to provide certain investment sub-advisory services to the Trust with respect to the series of the Trust designated as Pear Tree PNC International Small Cap Fund (the “Fund”), and the Sub-Adviser is willing to furnish such services on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

1.           Appointment and Acceptance; Services to be Rendered by Sub-Adviser

(a)          In accordance with and subject to the Management Agreement between the Trust and the Manager with respect to the Fund (the “Management Agreement”), the Manager hereby appoints the Sub-Adviser to act as Sub-Adviser with respect to the Fund for the period and on the terms set forth in this Agreement.  The Sub-Adviser accepts such appointment and shall render the services herein set forth for the compensation herein provided.

(b)          The Manager shall cause the Sub-Adviser to be kept fully informed at all times with regard to the securities and other financial instruments owned by the Fund, its funds available, or to become available, for investment, and generally as to the condition of the Fund’s affairs.  The Manager shall furnish the Sub-Adviser with such other documents and information with regard to the Fund’s affairs as the Sub-Adviser may from time to time reasonably request.

(c)          Subject always to the supervision of the trustees of the Trust (the “Trustees”) and the Manager, the Sub-Adviser, at its expense, will furnish continuously an investment program for the Fund.  In furnishing such investment program, the Sub-Adviser will have full investment discretion with respect to the assets allocated by the Manager to determine what securities and other financial instruments shall be purchased, held, sold or exchanged by the Fund and, subject to the direction provided by the Manager, what portion, if any, of the assets of the Fund shall be held un-invested, and shall, on behalf of the Fund, make changes in the Fund’s investments.  In the performance of its duties hereunder, the Sub-Adviser will comply with the provisions of the Second Amended and Restated Agreement and Declaration of Trust and the By-Laws of the Trust, each as amended (together, the “Governing Documents”), and the stated investment objectives, policies and restrictions of the Fund as set forth in the Trust’s then-current Prospectus

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and Statement of Additional Information relating to the Fund (together, the “Offering Documents”) describing certain information about the Fund, and with other written policies that the Trustees and/or the Manager may from time-to-time determine and of which the Sub-Adviser has received adequate notice.  In furnishing an investment program to the Fund and in determining what securities shall be purchased, held, sold or exchanged by the Fund, the Sub-Adviser shall (i) comply in all material respects with all provisions of applicable law governing its duties and responsibilities hereunder, including the 1940 Act, the Investment Advisers Act of 1940, as amended, the Internal Revenue Code of 1986, as amended (the “Code”), as it relates to regulated investment companies, the Insider Trading and Securities Fraud Enforcement Act of 1988, as amended, and such other laws as may be applicable to the Trust, the Fund, and/or the Sub-Adviser in its capacity as an investment sub-adviser to the Fund; and (ii) manage the Fund’s portfolio so that the Fund will qualify, and continue to qualify, as a regulated investment company under subchapter M of the Code.

(d)          The Sub-Adviser, at its expense, will (i) furnish all necessary investment and management facilities, including salaries of personnel, required for it to perform its duties hereunder, (ii) keep records relating to the purchase, sale or current status of portfolio securities, (iii) provide clerical personnel and equipment necessary for the efficient rendering of investment advice to the Fund, (iv) upon reasonable notice, review written references to the Sub-Adviser or its methodology, whether in the Offering Documents, sales material or otherwise, (v) furnish to the Trustees and the Manager such reports and records regarding the Fund and the Sub-Adviser as the Trustees or the Manager shall from time to time request, and (vi) make its officers and employees available to the Manager and/or Trustees at such time or times reasonably requested by the Trustees and/or the Manager to review the Fund’s investment performance and investment policies, as well as to discuss and consult with the Trustees and/or the Manager regarding the investment affairs of the Fund.

(e)          The Sub-Adviser will select those brokers and dealers through which all orders for the purchase and sale of portfolio investments for the Fund’s account will be placed.  The Sub-Adviser shall not be responsible for any loss caused by a broker or dealer selected by the Sub-Adviser to effect any order for the Fund provided that such selection was reasonable. In addition, in the selection of such brokers or dealers and the placing of such orders, the Sub-Adviser shall use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent that it may be permitted to pay higher brokerage commissions for brokerage and research services in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In using its best efforts to obtain for the Fund the most favorable price and execution available, the Sub-Adviser, bearing in mind the Fund’s best interests at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the nature of the market for the security, the amount of the commission, if any, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions.  Subject to Section 28(e) as well as such written policies as the Trustees or the Manager may determine, and of which the Sub-Adviser has received adequate notice, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to

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pay a broker or dealer that provides brokerage and research services to the Sub-Adviser and/or the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, provided that the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser’s and/or Manager’s overall responsibilities with respect to the Trust and to other clients as to which the Sub-Adviser and/or Manager or persons controlled by or under common control with the Sub-Adviser and/or Manager exercise investment discretion.

(f)          Subject to paragraph (e) above, the Manager authorizes any entity or person associated with the Sub-Adviser that is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv). Notwithstanding the foregoing, the Sub-Adviser will not deal with itself, or with the Trustees or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the Sub-Adviser or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account advised by the Sub-Adviser or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time, and the Sub-Adviser will comply with all other provisions of the Governing Documents and the Fund’s then-current Offering Documents relative to the Sub-Adviser and its directors and officers.

(g)          The assets of the Fund shall be held by the Trust’s custodian in an account which the Trust has directed the custodian to open.  The Sub-Adviser shall at no time take custody or physical control of any of the assets of the Fund.  The Manager shall cause such custodian to provide the Sub-Adviser with such information and reports concerning the Fund or its assets as the Sub-Adviser may from time to time reasonably request and to accept instructions from the Sub-Adviser with respect to such assets and transactions by the Fund in the performance of the Sub-Adviser’s duties hereunder.  The Sub-Adviser shall have no liability or obligation to pay the cost of such custodian or any of its services.

(h)          The Sub-Adviser shall hold in confidence (i) all advice or other information provided pursuant to this Agreement by the Sub-Adviser to the Trust, the Fund, the Trustees and/or the Manager and (ii) information received by the Sub-Adviser from the Manager pursuant to this Agreement, except to the extent necessary to comply with the federal and state securities laws and, if practical and on the advice of counsel to the Manager, after notice to the Sub-Adviser, upon order of any court or administrative agency or self-regulatory organization of which the Manager or its affiliates are members. The Manager shall, and shall cause the Trust to, hold in confidence all advice or other information provided pursuant to this Agreement by the Sub-Adviser to the Trust, the Fund, the Trustees and/or the Manager, except to the extent necessary to comply with the federal and state securities laws and, if practical and on the advice

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of counsel to the Sub-Adviser, after notice to the Manager, upon order of any court or administrative agency or self-regulatory organization of which the Sub-Adviser or its affiliates are members.

(i)          Nothing in this Agreement shall obligate the Sub-Adviser to (i) pay any expenses of or for the Fund other than as expressly provided in this Section 1, (ii) determine the Fund’s net asset value or the purchase or sale price of any Fund share, other than to provide reasonable assistance to the Trustees of the Trust or their delegate concerning the values of specific assets and liabilities of the Fund as well as information as to the securities and other financial instruments held in the Fund’s portfolio, (iii) provide shareholder accounting services to the Trust or with respect to the Fund, or (iv) advise the Manager or take any action on behalf of the Manager in any legal proceedings, including bankruptcies or class actions, involving assets held or formerly held by the Fund or the issuers of those securities.

2.            Sub-Adviser Agreements with Other Clients; Effect on the Fund.

(a)          The Manager acknowledges that the Sub-Adviser and its affiliates currently perform investment advisory and investment management services for various clients other than the Manager and the Trust.  Nothing in this Agreement shall prohibit the Sub-Adviser or any of its affiliates from providing, and continuing to provide, any services for any other person or entity or limit the services which the Sub-Adviser or any such affiliate can provide to any person or entity.   Nothing in this Agreement shall prohibit the Sub-Adviser and its affiliates from giving advice and taking action in the performance of duties with respect to any other client which may differ from advice given, or the timing or nature of action taken, with respect to the Fund.

(b)          Nothing in this Agreement shall be deemed to impose upon the Sub-Adviser any obligation to purchase or sell or to recommend for purchase or sale for the Fund any security or other financial instruments which the Sub-Adviser or any of its affiliates may purchase or sell for its own account or for the account of any other client, so long as it continues to be the policy and practice of the Sub-Adviser not to favor or disfavor consistently or consciously any client or class of clients in the allocation of investment opportunities, so that to the extent practical, such opportunities will be allocated among clients over a period of time on a fair and equitable basis.

3.            Compensation to be Paid by the Manager to the Sub-Adviser

(a)          The Manager will pay to the Sub-Adviser, as compensation for the Sub-Adviser’s services rendered and for the expenses borne by the Sub-Adviser pursuant to Section 1, a fee (the “Sub-Advisory Fee”), calculated monthly and payable monthly in arrears.  The Manager shall direct the Fund to pay the Sub-Adviser the amount of any Sub-Advisory Fee due directly out of the fees that Manager receives from the Fund under the Manager’s investment management agreement with the Trust with respect to the Fund. The Sub-Advisory Fee for a month shall be payable within 30 days after the end of the month, beginning with the first full calendar month that this Agreement is in effect.

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(b)          The Sub-Advisory Fee payable for a month shall be a percentage of the Fund’s average daily net asset value for that month. The annual percentage rate for a month that shall apply to that portion of the Fund’s average daily net asset value up to $35 million shall be 0.30 percent, to that portion of the Fund’s average daily net asset value that is greater than $35 million but not greater than $200 million, 0.35 percent, and to that portion of the Fund’s average daily net asset value that is more than $200 million, 0.45 percent. The average daily net asset value of the Fund for a month shall be equal to the average of all daily determinations of the Fund’s net asset value during such month. The Fund’s net asset value on a business day shall be determined at the close of business on such day, and for a non-business day, the value shall be equal to the Fund’s net asset value as of the close of business on the immediately preceding business day.

4.            Effectiveness; Termination; Assignment by Sub-Adviser

(a)          This Agreement will become effective with respect to the Fund on February 1, 2019, provided that it shall have been approved by the Trustees of the Trust and, if so required by the 1940 Act, by shareholders of the Fund in accordance with the requirements of the 1940 Act.

(b)          This Agreement, unless sooner terminated as provided herein, will continue in effect through the second anniversary of the date of effectiveness.  Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund so long as such continuance is specifically approved at least annually by (i) the Trustees or (ii) a vote of a majority of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Trustees who are not interested persons of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(c)           This Agreement is terminable with respect to the Fund without penalty by the Trustees or by vote of a majority of the outstanding voting securities of the Fund, in each case on not more than 60 days’ nor less than 30 days’ written notice to the Sub-Adviser, or by the Sub-Adviser upon not less than 150 days’ written notice to the Fund and the Manager, and will be terminated upon the mutual written consent of the Manager and the Sub-Adviser.

(d)          This Agreement shall terminate automatically in the event of its assignment by the Sub-Adviser.

(e)          The Manager may not assign this Agreement without the express written consent of Sub-Adviser.

5.           Amendment

No provision of this Agreement may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.  No material amendment of the Agreement shall be effective until approved, if so required by the 1940 Act, by vote of the holders of a majority of the outstanding voting securities of the Fund; provided, however, that shareholder approval will

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not be required for any amendment to this Agreement for so long as the Trust and the Manager may rely on an order from the Securities and Exchange Commission (the “SEC”) that, among other things, permits the Trust and the Manager to enter into the amendment to this Agreement without shareholder approval or which would otherwise permits the Trust and the Manager, singularly or collectively, to enter into the amendment without shareholder approval.

6.           Certain Definitions

For the purposes of this Agreement:

(a)          The value of the Fund’s “net assets” shall be determined as provided in the Fund’s valuation policies, as well as its then-current Prospectus and Statement of Additional Information;

(b)          Except as expressly provided in this Agreement, the terms “assignment,” “control,” “interested person,” and “majority of the outstanding voting securities” shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, regulation or order; and

(c)          The terms “brokerage services” and “research services” shall be construed in a manner consistent with Section 28(e) of the Exchange Act and the rules and regulations thereunder.

7.           Non-Liability of the Sub-Adviser

(a)          In the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser, its partners, officers, directors, employees or agents or reckless disregard by the Sub-Adviser of its obligations and duties hereunder, neither the Sub-Adviser nor its officers, directors, employees or agents shall be subject to any liability to the Trust, the Fund, or to the Manager, or to any affiliates, directors, trustees, employees or agents of the Trust, the Fund, or the Manager (collectively, the “Manager’s Affiliates”), or to any shareholder of the Trust, for any act or omission in the course of, or connected with, rendering services hereunder.

(b)          In connection with the Sub-Adviser’s performance of services under this Agreement, the Sub-Adviser shall not be liable for any error in judgment in connection with any investment decision made by the Manager or any failure by the Sub-Adviser to execute a trade directed by the Manager if the execution of such trade constitutes a violation of federal or state law, rule or regulation or a breach of any fiduciary or confidential relationship.

(c)          Nothing contained in this Section 7 or anywhere else in this Agreement shall constitute a waiver or limitation of any rights that the Manager, the Trust or the Fund may have under the federal securities laws or other applicable federal or state laws.

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8.           Voting of Securities

Unless expressly directed otherwise by the Trustees or the Manager, (a) the Sub-Adviser shall have the power to vote, either in person or by proxy, all securities in which assets of the Fund may be invested from time to time, and (b) provided that the Sub-Adviser is voting, or abstaining from voting in accordance with its proxy voting policies, a copy of which has previously been provided to the Manager, the Sub-Adviser shall not be required to seek or take instructions from the Manager or the Trustees of the Trust, or to take any action, with respect thereto.

9.            Representations and Covenants of the Manager; Manager Indemnification Obligations

(a)          The Manager represents and warrants to the Sub-Adviser that (i) it is registered as an investment adviser pursuant to Section 203 of the Advisers Act, (ii) the terms of this Agreement do not violate any obligation by which the Manager is bound, whether arising by contract, operation of law or otherwise, and that the Manager has the power, capacity and authority to enter into this Agreement and to perform in accordance herewith, (iii) it has the power, capacity and authority to cause the Trust to perform such actions as described herein, and (iv) true and complete copies of the Governing Documents and the Offering Documents, including the stated objectives, policies and restrictions of the Fund, have been delivered to the Sub-Adviser. The Manager shall notify the Sub-Adviser promptly if at any time this Agreement is in effect any of these representations and warranties no longer is true and correct in any material respect.

(b)          The Manager covenants that it will deliver to the Sub-Adviser true and complete copies of every amendment to the Governing Documents applicable to the Fund as promptly as practicable after the adoption thereof.  Notwithstanding any other provision of this Agreement to the contrary, the Sub-Adviser will not be bound by any such amendment until the Sub-Adviser has received a copy thereof and has had a reasonable opportunity to review it. The Manager further covenants on behalf of itself and the Trust that no public reference to, or description of, the Sub-Adviser or its methodology or work shall be made by the Manager or the Trust, whether in the Offering Documents or otherwise, unless the Manager provides the Sub-Adviser with a reasonable opportunity to review any such reference or description prior to the first use of such reference or description.

(c)          The Manager shall indemnify and hold harmless the Sub-Adviser, its partners, officers, employees and agents and each person, if any, who controls the Sub-Adviser within the meaning of any applicable law (each, a “Sub-Adviser Indemnified Party”) from and against all losses, claims, damages, liabilities and expenses (including reasonable fees and other expenses of the Sub-Adviser Indemnified Party’s counsel, other than attorneys’ fees and costs in relation to the preparation of this Agreement; each party bearing responsibility for its own such costs and fees), joint or several, (other than liabilities, losses, expenses, attorneys’ fees and costs or damages arising from the Sub-Adviser’s willful misfeasance, bad faith or gross negligence in performing Sub-Adviser’s responsibilities under this Agreement) arising out of or from the Manager’s (or Manager’s Affiliates):

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(i) failure to perform its duties and assume its obligations hereunder;

(ii) material breach by the Manager or the Manager’s Affiliates of any representation, warranty, covenant or agreement contained in this Agreement; or

(iii) failure to disclose a material fact, or any omission by the Manager or the Manager’s Affiliate, or, failure to disclose a material fact, in any document relating to the Trust or the Fund; except to the extent caused by (i) the incorporation in any such document of information relating to the Sub-Adviser which is furnished to the Manager in writing by the Sub-Adviser expressly for inclusion in such document; or (ii) the willful misfeasance, bad faith, gross negligence or material breach of this Agreement by one or more of the Sub-Adviser, its partners, officers, directors, employees or agents.  With respect to any claim for which a Sub-Adviser Indemnified Party is entitled to indemnity hereunder, the Manager shall assume the reasonable expenses and costs (including any reasonable attorneys’ fees and costs) of the Sub-Adviser Indemnified Party or investigating and/or defending any claim asserted or threatened by any party, subject always to the Manager first receiving a written undertaking from the Sub-Adviser Indemnified Party to repay any amounts paid on its behalf in the event and to the extent of any subsequent determination by a court with appropriate jurisdiction that the Sub-Adviser Indemnified Party was not entitled to indemnification hereunder with respect of such claim.

10.	Representations and Covenants of the Sub-Adviser; Sub-Adviser Indemnification Obligations

(a)          The Sub-Adviser represents and warrants to the Manager that (i) it is registered as an investment adviser pursuant to Section 203 of the Advisers Act, and (ii) the terms of this Agreement do not violate any obligation by which it is bound, whether arising by contract, operation of law, or otherwise, and that it has the power, capacity and authority to enter into this Agreement and to perform in accordance herewith. The Sub-Adviser shall notify the Manager promptly if at any time this Agreement is in effect any of these representations and warranties no longer is true and correct in any material respect.

(b)          The Sub-Adviser covenants that:

(i)          It shall immediately notify the Manager in the event that the Sub-Adviser or any of its affiliates: (A) becomes aware that it is subject to a statutory disqualification that prevents the Sub-Adviser from serving as investment Sub-Adviser pursuant to this Agreement; or (B) becomes aware that it is the subject of an administrative proceeding or enforcement action by the SEC or any other regulatory authority of or relating in whole or in part to this Agreement, any person identified in the Fund’s prospectus as a portfolio manager of Fund assets, or the Sub-Adviser’s management of Fund assets;

(ii)         It shall immediately notify the Manager in the event that the Sub-Adviser knows of any material fact respecting or relating to the Sub-Adviser that is not contained

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in the Trust’s Offering Documents regarding the Fund, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect;

(iii)        It will maintain such books and records with respect to its services to the Fund as are required under the 1940 Act and rules adopted thereunder (including Rule 31a-1 and Rule 31a-2), and by other applicable legal provisions, and will preserve such records for the periods and in the manner required by the 1940 Act and those rules and legal provisions.  The Sub-Adviser acknowledges that records that it maintains and preserves pursuant to pursuant to this Section 10(b)(iii) and otherwise in connection with its services hereunder are the property of the Trust and will be surrendered promptly to the Trust upon the request of the Trust or the Manager;

(iv)         It will furnish to regulatory authorities having the requisite authority, subject to limitations for attorney-client privileged materials, any information or reports in connection with its services hereunder that may be requested by such authority;

(v)          It will promptly notify the Manager with any amendment to its policies and procedures as well as its code of ethics; and

(vi)         It shall provide the Manager each quarter with such information as reasonably requested by the Manager or the Trustees, including periodic representations regarding the compliance of its employees with the Sub-Adviser’s code of ethics governing personal securities transactions.

(c)          The Sub-Adviser shall indemnify and hold harmless the Manager, the Trust, the Fund, their partners, officers, employees and agents and each person, if any, who controls the Manager or Fund within the meaning of any applicable law (each, a “Trust/Manager Indemnified Party”) from and against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable fees and other expenses of the Trust/Manager Indemnified Party’s counsel, other than attorneys’ fees and costs in relation to the preparation of this Agreement; each party bearing responsibility for its own such costs and fees), joint or several, (other than liabilities, losses, expenses, attorneys’ fees and costs or damages arising from the failure of the Manager to perform its responsibilities hereunder or claims arising from its acts or failure to act in performing this Agreement) arising from Sub-Adviser’s (or its respective agents and employees) failure to perform its duties and assume its obligations hereunder, including any action or claim against the Manager based on any alleged untrue statement or misstatement of a material fact made or provided in writing by or with the consent of Sub-Adviser contained in any registration statement, Offering Document, shareholder report or other information or materials relating to the Fund and shares issued by the Fund, or the failure or alleged failure to state a material fact therein required to be stated in order that the statements therein are not misleading, which fact should have been made known or provided by the Sub-Adviser to the Manager, or arising out of a breach by the Sub-Adviser of Section 11 of this Agreement or arising out of the Sub-Adviser’s use the performance track record of the Fund and any other performance related data produced by the Sub-Adviser with respect to the Fund even if the Sub-Adviser’s use of the performance

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track record is not a breach by the Sub-Adviser of Section 11 of this Agreement.  With respect to any claim for which a Trust/Manager Indemnified Party is entitled to indemnity hereunder, the Sub-Adviser shall assume the reasonable expenses and costs (including any reasonable attorneys’ fees and costs) of the Trust/Manager Indemnified Party of investigating and/or defending any claim asserted or threatened by any party, subject always to the Sub-Adviser first receiving a written undertaking from the Trust/Manager Indemnified Party to repay any amounts paid on its behalf in the event and to the extent of any subsequent determination by a court with appropriate jurisdiction that the Trust/Manager Indemnified Party was not entitled to indemnification hereunder with respect of such claim.

(d)        No party to this agreement shall be liable to any other pursuant to the indemnification provisions of this agreement or otherwise for any special, indirect, incidental, punitive or consequential or similar non-direct damages (including lost profits) that the other party may incur in connection with any breach or alleged breach of this agreement.

11.         Use of Name of the Trust, Fund, Sub-Adviser; Use of Fund Performance Record

(a)          The Sub-Adviser acknowledges that the name of the Trust, the name of the Fund, the name of the Manager and any derivative thereof and any logo associated therewith, are the valuable property of the Trust and/or one or more of its affiliates.  During the term of this Agreement, the Sub-Adviser may from time to time without the further consent of the Trust or the Manager, identify itself as the investment Sub-Adviser to the Manager with respect to the Fund in any of the Sub-Adviser’s regulatory filings and in written marketing materials used in marketing the investment advisory services of the Sub-Adviser.  The Sub-Adviser may not otherwise publish, and may not otherwise use, the name of the Trust, Fund or Manager (as it may be changed from time to time while the Sub-Adviser provides services pursuant to this Agreement) or publish any derivative thereof or logo associated with that name or the name of the Trust, including “Pear Tree Funds®”, Fund or Manager without the express written consent of the Manager.  If, at any time, the Trust grants the Sub-Adviser a right or a license to use the registered trademark “Pear Tree Funds” or any other registered trade or service mark of the Trust, the Manager grants the Sub-Adviser a right or a license to use any registered trade or service mark of the Manager, in any written marketing materials or regulatory filings, the Sub-Adviser shall expressly state in writing in such marketing material or regulatory filing that such mark is owned by the Trust, the Manager and/or their affiliates.

(b)          The Manager acknowledges for itself and the Trust that “PNC,” “PNC Capital Advisors, LLC” and any derivative thereof or logo associated therewith are the valuable property of the Sub-Adviser and/or one or more of its affiliates, and that Sub-Adviser owns all right, title, and interest in and to any identifiers used by Sub-Adviser in commerce, including, without limitation any trade name, trademark, service mark and other related rights.  During the term of this Agreement, the Trust shall have a nonexclusive, non-transferable, non-assignable, royalty-free license to use “PNC” in the name of the Fund, as well as “PNC,” “PNC Capital Advisors, LLC” or any derivative thereof or logo associated therewith.  As between the parties, the Sub-Adviser and its affiliates reserve all right, title and interest in and to the name “PNC,” “PNC Capital Advisors, LLC” (or derivative or logo) and all intellectual property rights associated

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therewith.  The name “PNC,” “PNC Capital Advisors, LLC” (or derivative or logo) is licensed, not sold to Manager.  The Manager and the Fund shall cease to use the name “PNC,” “PNC Capital Advisors, LLC” (or derivative or logo) promptly upon termination of this Agreement.  The Manager shall not publish, and may not otherwise use, “PNC,” “PNC Capital Advisors, LLC” (or derivative or logo) or any description of the Sub-Adviser and/or its trade or service marks in any written material used in marketing the Fund and in written communications to investors in the Fund (“Fund Marketing Materials”), without the express written consent of the Sub-Adviser; provided, however, that any or all the Trust, the Fund, the Manager or their affiliates may, without the consent of the Sub-Adviser, publish or otherwise utilize “PNC,” “PNC Capital Advisors, LLC” (or derivative or logo) in any Fund Marketing Material if such use is: (i) limited to stating the name of the Fund and/or the identity of the Sub-Adviser as the investment sub-adviser to the Fund, or (ii) necessary or, in the reasonable opinion of the Trust or the Manager, appropriate in order for the Trust, the Manager and/or its affiliates to comply with (1) the Securities Act of 1933, as amended, and the rules thereunder, (2) the rules of the Financial Industry Regulatory Authority, Inc., or (3) any other applicable law.

(c)          All Fund Marketing Materials shall expressly state that the Sub-Adviser is the owner of the registered trademark “PNC” in language consistent with and substantially similar to the following example:

“PNC” is a registered trademark of “The PNC Financial Services Group, Inc.”

(d)          The Sub-Adviser may use the performance track record of the Fund and any other performance related data produced by the Sub-Adviser with respect to the Fund without any further consent of the Manager or the Fund, provided that such performance information (i) is used to prepare the performance of an investment strategy composite in accordance with SEC advertising rules and/or the Global Investment Performance Standards (GIPS®) published by CFA Institute, (ii) is not used to advertise or market the Fund, the Trust or the Manager and (iii) does not specifically identify the Fund or the Trust by name, and provided further that nothing herein requires the Trust, the Fund, the Manager or any of their affiliates to prepare, record or maintain any data or other information for the benefit of the Sub-Adviser.

12.          Governing Law

This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to that state’s principles of conflicts of laws, except to the extent such laws shall be preempted by the 1940 Act or by other applicable laws.

13.          Independent Contractor

The Sub-Adviser shall for all purposes of this Agreement be deemed to be an independent contractor and, except as otherwise expressly provided herein, shall have no authority to act for, bind or represent the Manager, the Trust or the Fund in any way or otherwise be deemed to be an agent of the Fund.  Likewise, the Trust, the Fund, the Manager and their

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affiliates, agents and employees shall not be deemed agents of the Sub-Adviser and shall have no authority to bind the Sub-Adviser.

14.         Survival

Sections 1(h), 6, 7, 9(c), 10(c), 10(d), 11, 12, and 15 shall survive the termination of this Agreement.

15.        Miscellaneous

(a)          The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(b)          In the event that the Sub-Adviser or Manager is or becomes a party to any action or proceedings in respect of which indemnification may be sought hereunder, the party seeking indemnification shall promptly notify the other party thereof.  The party from whom indemnification is sought shall not be liable hereunder for any settlement of any action or claim effected without its written consent, which consent shall not be reasonably withheld.

(c)          For any claim by the Sub-Adviser against the Fund in connection with this Agreement or the services rendered under this Agreement, the Sub-Adviser shall look only to assets of the Fund for satisfaction and that it shall have no claim against the assets of any other portfolios of the Trust.

(d)          This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof.  Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.

(e)          This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed to constitute one and the same instrument.

(f)          Each party giving or making any notice, request, demand, or other communication (each, a “Notice”) pursuant to this Agreement shall give the Notice in writing and use one of the following methods of delivery, each of which for purposes of this Agreement is a writing:  personal delivery, registered or certified mail (in each case return receipt requested and postage prepaid), nationally recognized overnight courier (with all fees prepaid), or electronic mail.  Any party giving Notice shall address the Notice to the appropriate person at the receiving party (the “Addressee”) at the address listed below or to another Addressee or at another address designated by a party in a Notice pursuant to this section.

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Execution Copy

To the Manager: Pear Tree Advisors, Inc. 55 Old Bedford Road, Suite 202 Lincoln, MA 01773 Attn: Deborah A. Kessinger Telephone: (781) 259-1144 Email: dkessinger@peartreefunds.com	To the Sub-Adviser: PNC Capital Advisors, LLC One East Pratt Street, 5th Floor - East Baltimore, MD 21202 Attn: Derek Zundl Telephone: (617) 542-4965 Email:derek.zundl@pnc.com

*     *     *

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Execution Copy

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.

PEAR TREE ADVISORS, INC.

By:
Willard L. Umphrey
President

PNC CAPITAL ADVISORS, LLC

By:
Bill Mennonna
President and CEO

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